SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2004

Wells Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

0-25739	58-2328421
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092-3365

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

PRESS RELEASE

FOR IMMEDIATE RELEASE	Media Contact: Ben Johnson (770) 243-8382

Wells REIT Purchases Auburn Hills, Michigan Building

ATLANTA (July 7, 2004) – Wells Real Estate Investment Trust, Inc. (Wells REIT) has completed the purchase of 1075 West Entrance, a Class-A, 210,000-square-foot office building located in Auburn Hills, Michigan, fully leased to Electronic Data Systems Corporation (EDS). Terms of this transaction were not disclosed.

“This building was delivered as a build-to-suit for EDS in 2001, and is another example of the type of quality we look for in every acquisition for our investors,” said David Steinwedell, Chief Investment Officer with Wells Real Estate Funds, the sponsor of the Wells REIT. “We are realizing some excellent synergy with the GMAC Detroit building next door, which the Wells REIT purchased in May 2003. Together, these buildings give us some of the best assets and corporate tenants in this investment market.”

EDS offers its clients a portfolio of related services worldwide within the broad categories of traditional information technology outsourcing, business process outsourcing, solutions consulting, management consulting, and product life cycle management software and services. EDS is currently rated BBB- by Standard & Poor’s and Baa3 by Moody’s Investors Service. EDS occupies 1075 West Entrance pursuant to a long-term lease.

1075 West Entrance is situated on 14 acres near the intersection of two major highways, M-59 and I-75. The four-story building is divided into two large rectangular sections for office use, and parking can accommodate five cars per 1,000 square feet of space.

Recently, the Wells REIT sold a building located at 5104 Eisenhower Boulevard in Tampa, Florida, and is redeploying the proceeds of that sale toward the purchase of 1075 West Entrance.

Wells Real Estate Funds (Wells) is a national real estate investment management firm that purchases existing Class-A office and industrial properties, as well as corporate sale-leasebacks and build-to-suit projects, leased long term to creditworthy tenants. Wells was the largest purchaser of Class-A office and industrial real estate in the United States in 2002 and 2003, according to New York-based Real Capital Analytics. In its investment products, Wells serves more than 160,000 investors nationwide and holds more than $5.5 billion in real estate investment assets.

For more information regarding Wells’ acquisitions, please contact David Steinwedell, Chief Investment Officer, at 800-448-1010. Wells is online at www.wellsref.com.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussions regarding Wells’ use of proceeds and certain other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include changes in general economic conditions, changes in real estate conditions, construction delays, increases in interest rates, lease-up risks, lack of availability of financing, and lack of availability of capital proceeds. This is neither an offer nor a solicitation to purchase securities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST, INC. (Registrant)

By:	/s/ Randall D. Fretz
Randall D. Fretz Senior Vice President

Date: July 7, 2004

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